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                             UTILICORP UNITED INC.                  Exhibit 11
                        COMPUTATION OF EARNINGS PER SHARE
                     (in millions, except per share amounts)
                                   (unaudited)

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                                                                  Three Months Ended    Six Months Ended
                                                                        June 30,            June 30,
                                                                    1995      1994        1995    1994
                                                                  -------------------   ----------------
Line No.
--------
     Earnings Available for Common Shares:
(a)  Earnings available for common shares as reported               6.72      6.61        38.38   43.99
(b)  Elimination of interest on convertible subordinated
     debenture, net of tax                                          0.10      0.14         0.22    0.29
(c)  Elimination of dividends on cumulative
     convertible preference stock                                      -      0.29            -       -
                                                                  -------------------   ----------------

(d)  Fully Diluted Earnings Available                               6.82      7.04        38.60   44.28
                                                                  -------------------   ----------------
                                                                  -------------------   ----------------

     Weighted Average Common Shares Outstanding:
(e)  Primary weighted average shares outstanding
     as reported                                                    45.05     44.38       44.93   43.33
(f)  Assumed conversion of convertible subordinated
     debenture                                                       0.50         -        0.50    0.57
(g)  Assumed conversion of cumulative convertible
     preference shares                                                  -         -           -       -
                                                                  -------------------   ----------------

(h)  Fully Diluted Weighted Average Shares
     Outstanding                                                    45.55     44.38       45.43   43.90
                                                                  -------------------   ----------------
                                                                  -------------------   ----------------

     Earnings Per Common Share:
       Primary (a/e)                                                $ .15     $ .15       $ .85   $1.02
     Fully Diluted (d/h)                                              .15       .15         .85    1.01

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